Exhibit 99.2

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2005 Shareholders’ Meeting

[LOGO]	Performance Ratios

			Q1	Q1
	2003	2004	3/31/2004	3/31/2005

Net Income	$4,583	$5,330	$1,194	$1,310
Earnings Per Diluted Share	$0.77	$0.87	$0.20	$0.21
Return on Assets	1.04%	1.10%	1.04%	1.03%
Return on Common Equity	16.05%	16.32%	15.32%	14.63%
Efficiency Ratio	66.59%	64.51%	68.31%	66.37%

2004 Highlights

•  Unity recorded record profits - $5.3 million, ROE 16.32%

•  9th consecutive year of SBA Awards

•  #1 lender among NJ mid-size banks

•  34th largest SBA lender in the United States

•  Silver award – 3rd largest SBA lender in NJ

•  Bronze award from New York City

•  Long Island Development Corp Lender of the Year

•  Granted Preferred SBA Lender status in Connecticut, Maine, and Rhode Island

Strategic Objectives

•  Consistently outperform our peers Return on Equity

•  Focus on Deposit & Loan Growth / Margin Management

•  Continue to be a leader in SBA lending

•  Grow our branch network at 1 to 3 branches per year

Unity Footprint

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Total Assets

In millions

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Total Loans

In millions

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Loans by Type

In millions

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Non-performing Assets
Allowance for Loan Losses

In millions

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Credit Quality &
Net Charge-Offs

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Total Deposits

In millions

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Deposits

In millions

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New Product:
Opportunity Savings

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CD Promotion

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High Yield CDs

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Shareholders’ Equity

In millions

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Capital Ratios

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Statement of Operations

In thousands

				Q1	Q1
	2002	2003	2004	3/31/2004	3/31/2005

Net interest income	$15,723	$17,867	$19,158	$4,618	$5,265
Provision for loan losses	2,350	1,600	1,175	250	300
Non-interest income	7,991	8,343	7,629	1,881	1,791
Non-interest expense	15,544	17,329	17,230	4,403	4,648
Net income (pre-tax)	5,820	7,281	8,382	1,846	2,108
Tax expense	2,111	2,698	3,052	652	798
Net income	$3,709	$4,583	$5,330	$1,194	$1,310

Effective tax rate	36.3%	37.1%	36.4%	35.3%	37.9%

Net Interest Income

In millions

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Net Interest Margin

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Non-interest Income

In thousands

				Q1	Q1
	12/31/02	12/31/03	12/31/04	03/31/04	03/31/05

Deposit Svc Charges	$1,547	$1,977	$1,618	$406	$430
Loan and servicing fees	1,497	1,956	1,831	471	536
Sale of SBA loans	3,627	3,075	3,217	738	460
Other income	1,092	1,150	887	213	312
Gain on sale of securities	228	185	76	53	53
Total non-interest income	7,991	8,343	7,629	1,881	1,791

Non-interest Expense

In thousands

				Q1	Q1
	12/31/02	12/31/03	12/31/04	03/31/04	03/31/05

Comp. and benefits	$7,498	$8,301	$8,435	$2,239	$2,397
Occupancy	1,671	1,884	2,085	529	593
Processing and comm.	1,139	1,120	993	253	246
Item Processing	1,097	980	926	221	220
Furniture and equipment	1,075	1,061	1,146	263	329
Professional fees	668	1,541	593	231	109
Deposit insurance	161	62	61	15	15
Loan servicing costs	436	651	738	180	177
Other expenses	1,799	1,729	2,253	472	562
Total non-int expense	15,544	17,329	17,230	4,403	4,648

Stock Price

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